Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information, contact: Daniel Greenberg, Chairman and CEO Electro Rent Corporation 818-786-2525	Roger Pondel/Laurie Berman PondelWilkinson Inc. 310-279-5980 investor@pondel.com

Electro Rent Reports Fiscal 2013 First Quarter Financial Results

VAN NUYS, Calif. – October 8, 2012 – Electro Rent Corporation (NASDAQ:ELRC) today reported financial results for the first quarter ended August 31, 2012.

“Our business held steady during the quarter, as Electro Rent’s proven ability to provide increasing value to our rental customers weighed in against declines in our new sales equipment business,” said Daniel Greenberg, Chairman and CEO of Electro Rent. “Business in all our rental markets continued to grow and strengthen during the first quarter. In addition, our used equipment business moved upwards. On the other hand, capital constraints and general economic uncertainty negatively affected our new equipment sales business. We believe that the short-term trends we experienced in the quarter will likely prove to be long-term trends as customer preferences and needs continue to change.”

Total revenues were $58.5 million for the first quarter of fiscal 2013 compared with $58.7 million for the first quarter of fiscal 2012. Rental and lease revenues advanced to $33.7 million for the first quarter of fiscal 2013, up from $31.3 million for the first quarter of fiscal 2012, primarily related to acquisition of Equipment Management Technology (EMT) in fiscal 2012, improved customer demand and the integration of Electro Rent’s resale organization with its test and measurement sales force. Sales of equipment and other revenues were $24.8 million for the most recent fiscal quarter compared with $27.3 million a year ago, as changes in national budgetary policy and continuing economic uncertainty caused delays in customers’ procurement decisions.

Selling, general and administrative expenses totaled $16.6 million, or 28.4% of total revenues, for the fiscal 2013 first quarter compared with $15.9 million, or 27.1% of total revenues, for last year’s first quarter. The additional spending reflected enhancements to Electro Rent’s sales and sales support organizations and its administrative infrastructure, in order to allow Electro Rent to better capitalize on future growth opportunities. Total operating expenses amounted to $50.3 million for the fiscal 2013 first quarter versus $50.0 million last year.

Operating profit for the fiscal 2013 first quarter was $8.2 million, or 14.1% of total revenues compared with $8.6 million, or 14.7% of total revenues, a year ago.

Net income for the fiscal 2013 first quarter totaled $5.1 million, or $0.21 per diluted share, versus $8.5 million, or $0.35 per diluted share, for the fiscal 2012 first quarter. Net income for the fiscal 2012 period included a one-time gain of $3.2 million, or $0.13 per diluted share, associated with the EMT acquisition.

Electro Rent’s effective tax rate for the first quarter of fiscal 2013 was 39.4% compared with 28.6% last year. The increase resulted from the bargain purchase gain, net of deferred taxes, of $3.2 million for the three months ended August 31, 2011, related to an acquisition. Bargain purchase gains are recorded net of deferred taxes and are treated as permanent differences, resulting in a lower effective tax rate in the period recorded.

Rental equipment purchases for the fiscal 2013 first quarter were $17.9 million compared with $24.6 million for the same period last year. The book value of Electro Rent's equipment was $243.4 million at August 31, 2012 compared with $243.2 million at May 31, 2012.

As of August 31, 2012, Electro Rent had a sales order backlog for test and measurement equipment relating to its Agilent resale agreement of $7.8 million, versus $14.6 million last year, primarily reflecting shorter manufacturing lead time and a reduction in new sales orders as the result of lower demand. The majority of the backlog is expected to be delivered to customers within the next six months.

Electro Rent paid dividends of $4.9 million for the fiscal 2013 first quarter. On an annualized basis, Electro Rent’s current quarterly dividend of $0.20 per common share represents a 4.5% yield on the September 28, 2012 closing share price of $17.69.

Total shareholders' equity at August 31, 2012 grew to $248.7 million, or $10.36 per share, from $248.1 million, or $10.34 per share, at May 31, 2012.

Electro Rent had $11.7 million in cash and cash equivalents at August 31, 2012, up from $9.3 million at May 31, 2012. Electro Rent’s balance sheet remains debt free.

About Electro Rent

Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

“Safe Harbor" Statement:

Except for the historical statements and discussions in this press release, the company’s statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Electro Rent’s management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words "expect" and "will" and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. The company believes its assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, the company’s actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. Electro Rent undertakes no obligation to update or revise any forward-looking statements.

(Financial tables follow)

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (in thousands, except per share data)

	Three Months Ended
	August 31,
	2012	2011

Revenues:
Rentals and leases	$33,665	$31,309
Sales of equipment and other revenues	24,836	27,341

Total revenues	58,501	58,650

Operating expenses:
Depreciation of rental and lease equipment	14,058	12,527
Costs of revenues other than depreciation of rental
and lease equipment	19,576	21,610
Selling, general and administrative expenses	16,622	15,893

Total operating expenses	50,256	50,030

Operating profit	8,245	8,620

Gain on bargain purchase, net of deferred taxes	-	3,194

Interest income, net	146	99

Income before income taxes	8,391	11,913

Income tax provision	3,305	3,408

Net income	$5,086	$8,505

Earnings per share:
Basic	$0.21	$0.35
Diluted	$0.21	$0.35

Shares used in per share calculation:
Basic	23,993	23,981
Diluted	24,216	24,132

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (in thousands, except share numbers)

	August 31,	May 31,
	2012	2012
ASSETS

Cash and cash equivalents	$11,679	$9,290
Accounts receivable, net of allowance for doubtful accounts of $428 and $522	34,211	35,915
Rental and lease equipment, net of accumulated depreciation of $209,867 and $204,108	243,388	243,173
Other property, net of accumulated depreciation and amortization of $18,121 and $17,832	13,721	13,871
Goodwill	3,109	3,109
Intangibles, net of amortization of $1,345 and $1,304	1,160	1,201
Other assets	21,655	23,272
	$328,923	$329,831

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Accounts payable	$6,529	$8,555
Accrued expenses	13,123	11,870
Deferred revenue	6,759	6,904
Deferred tax liability	53,817	54,371
Total liabilities	80,228	81,700

Shareholders' equity:
Preferred stock, $1 par - shares authorized 1,000,000, none issued
Common stock, no par - shares authorized 40,000,000;
issued and outstanding August 31, 2012 - 23,995,626;
May 31, 2012 - 23,987,826	36,522	36,179
Retained earnings	212,173	211,952
Total shareholders' equity	248,695	248,131
	$328,923	$329,831